SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K



         Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




   Date of Report (date of event reported):  August 20, 1997.



                      INTILE DESIGNS, INC.
     (Exact name of registrant as specified in its charter)


               Commission File Number: 33-49854-A

               DELAWARE                        13-3625325
   (State or other jurisdiction of          (I.R.S. Employer
    incorporation or organization)         Identification No.)


9716 Old Katy Road, Suite 110
Houston, Texas                                      77055
(Address of principal executive offices)         (Zip Code)



         Registrant's Telephone Number:  (713) 468-8400


                         NOT APPLICABLE
      (Former name, former address and former fiscal year,
                  if changed since last report)

                      ITEM 5.  OTHER EVENTS

      In a report on Form 8-K dated July 28, 1997, reporting an event that occurred on July 22, 1997, Intile Designs, Inc. ("Company"), disclosed reported deficiencies in property tax reports rendered from 1991 through 1996 and the withdrawal of the audit report issued by BDO Seidman, LLP, on the financial statements of the Company for the fiscal year ended March 31, 1996. As a result of this property tax liability, it is expected that the Company will need to restate its financial statements for 1996, and also for the fiscal year ended March 31, 1995. Due to the potential for restatement of the Company's 1995 financial statements, Price Waterhouse LLP, the former independent accounting firm for the Company, has withdrawn its audit opinion on the March 31, 1995, consolidated financial statements of the Company.

      The Company is in contact with local taxing authorities in Texas regarding its property tax liability, and is pursuing a resolution of the matter so that it can determine the extent of the liability and the impact on the financial statements of the Company. The Company is hopeful that a resolution will be reached soon so that the liability can be properly reflected in the Company's financial statements, the Company can obtain audit reports on its financial statements, and the Company can file its periodic reports with the Securities and Exchange Commission.

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   INTILE DESIGNS, INC.

DATED:  August 28, 1997,           By: (Signature)
                                       G.C. Siller, Jr., President